SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549





                                                     FORM 8-K




                                                  CURRENT REPORT
                                        Pursuant to Section 13 or 15(d) of
                                        The Securities Exchange Act of 1934



                                           Date of Report: June 30, 1999



                                          ACTRADE INTERNATIONAL, LTD.
                          (Exact name of registrant as specified by its charter)



               Delaware                0-18711                13-3437739
         (State or other jurisdic-  (Commission File          (IRS Employer
         tion of incorporation)      Number)                   Identification
                                                               Number)


                         7 Penn Plaza,  Suite 422, New York,  NY 10001
                          (Address of principal executive offices)


         Registrant's Telephone Number: (212) 563-1036



Former Name or Former Address If Changed Since Last Report




Item 4.  Change in Registrant's Certifying Accountant.

Effective June 29, 1999, Registrant has engaged the firm of Deloitte & Touche LLP, Two World Financial Center, New York, NY 10281, as its independent certified public accounting firm in connection with the audit of its financial statements for fiscal 1999, ending June 30, 1999. The engagement of Deloitte & Touche LLP was approved by both Registrant's Audit Committee and its Board of Directors.

     On April 14, 1999, Registrant duly filed a Report on form 8-K with respect to the discharge of its former independent auditors Zeller, Weiss & Kahn. The circumstances of such discharge were fully set forth in that Report and are incorporated herein by reference. As stated in Registrant's prior Report, the change in independent auditors was due principally to the growth of the Registrant and the expansion of its operations both domestically and outside of the United States and was not due to any dispute or disagreement between Registrant and its former auditors.

                                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 30, 1999                 ACTRADE INTERNATIONAL, LTD.




                               BY:__/s/Alexander C. Stonkus________________
                                       Alexander C. Stonkus,
                                       Chief Operating Officer & Chief Financial
                                       Officer